Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Form 10-QSB of Teknowledge Corporation for the quarter ended March 31, 2007, I, Michael D. Kaplan, the Financial Reporting Manager of Teknowledge Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; that:

1)	such Form 10-QSB for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

2)
the information contained in such Form 10-QSB for the quarter ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Teknowledge Corporation.

Date:           May 16, 2007

/s/ Michael D. Kaplan
Michael D. Kaplan
Vice President and
Chief Financial Officer